FOR IMMEDIATE RELEASE

Smithfield Foods Reports Fourth Quarter and Full Year Results,
Authorizes New $250 Million Share Repurchase Program and
Increases Normalized Range in Packaged Meats

SMITHFIELD, Virginia (June 14, 2012)-Smithfield Foods, Inc. (NYSE: SFD) today reported fiscal 2012 fourth quarter and full year results. All comparisons are to the fourth quarter and full fiscal year 2011.

Fourth Quarter Highlights

•	Net income was $79.5 million, or $.49 per diluted share

•	Adjusted EPS was $.43 per diluted share

•	Sales increased 3% to $3.2 billion

•	Packaged meats operating profit +36%

•	Export shipments +13%

•	Reduced interest expense 17%

•	Repurchased $79 million of stock during quarter; purchased additional $52 million subsequent to quarter end

Full Year Highlights

•	Net income was second best in company history

•	Net income was $361.3 million, or $2.21 per diluted share

•	Adjusted EPS was $2.59 per diluted share

•	Record sales of $13.1 billion, up 7%

•	Packaged meats sales +5% and operating profit +16%

◦	Core brands volume +2%

•	Export sales +35% and volume +24%

•	Reduced interest expense by nearly $70 million, or 28%

•	Repaid $138 million of bonds

•	Repurchased $189 million of stock

•	Share repurchases to date total 11.8 million shares, or 7% of company

Following are the company's sales, operating profit and margin by segment (dollars in millions):

	Three Months Ended				Twelve Months Ended
	April 29, 2012		May 1, 2011		April 29, 2012		May 1, 2011
Sales:
Pork
Fresh Pork	$1,239.6		$1,206.4		$5,089.4		$4,542.7
Packaged Meats	1,488.6		1,481.2		6,003.6		5,721.2
Total Pork	2,728.2		2,687.6		11,093.0		10,263.9

Hog Production	755.7		700.3		3,052.6		2,705.1
International	340.2		339.1		1,466.7		1,340.7
Other	—		—		—		74.7
Total segment sales	3,824.1		3,727.0		15,612.3		14,384.4
Intersegment	(614.9)		(610.6)		(2,518.0)		(2,181.7)
Consolidated	$3,209.2		$3,116.4		$13,094.3		$12,202.7

Operating profit and margin %:
Pork
Fresh Pork	$11.9	1%	$116.8	10%	$222.0	4%	$406.5	9%
Packaged Meats	108.0	7%	79.6	5%	401.7	7%	346.9	6%
Total Pork	119.9	4%	196.4	7%	623.7	6%	753.4	7%

Hog Production	39.1	5%	84.5	12%	166.1	5%	224.4	8%
International	19.3	6%	12.8	4%	42.8	3%	115.9	9%
Other	—	N/A	—	N/A	—	N/A	(2.4)	(3)%
Corporate	(24.1)		(27.1)		(110.0)		3.7
Consolidated	$154.2	5%	$266.6	9%	$722.6	6%	$1,095.0	9%

Sales for the fourth quarter of fiscal 2012 were $3.2 billion, up 3%. Net income was $79.5 million ($.49 per diluted share) in the fourth quarter, compared to net income of $98.4 million ($.59 per diluted share) last year. Results for the fourth quarter include $16.8 million, or $.06 per diluted share, for expected insurance reimbursements related to an anticipated settlement of the company's Missouri litigation. The fourth quarter of fiscal 2011 included a pre-tax charge on the early retirement of debt of $71.1 million, or $.26 per diluted share.
Fiscal 2012 sales increased 7% to $13.1 billion. Net income was $361.3 million ($2.21 per diluted share) in fiscal 2012, compared to net income of $521.0 million ($3.12 per diluted share) last year. Fiscal 2012 and fiscal 2011 include a number of noteworthy items which, when adjusted, result in non-GAAP EPS of $2.59 and $3.03 per diluted share, respectively (refer to the "Reconciliation of Non-GAAP Measures" table at the end of this release).
Commentary
“Fiscal 2012 net income represented the second best year in Smithfield history - following a record year in fiscal 2011 - and underscored our ability to continue to deliver solid earnings to our shareholders,” said C. Larry Pope, president and chief executive officer.
“This year, Smithfield aggressively returned capital to its investors through significant share repurchases. In the last twelve months, we repurchased 11.8 million shares, or 7% of the company, for $242 million. Ongoing share repurchases are a priority,” he stated.
“Our packaged meats business delivered another outstanding year and, in spite of higher raw material costs, grew operating profit by more than $50 million or $.02 per pound. Our strategy for growth is beginning to pay off, as we continue to coordinate our sales and marketing team approach, focus on our twelve core brands, invest in consumer-focused advertising, and build a strong innovation pipeline to grow share and distribution,” Mr. Pope remarked.
He continued, “Notably, in fiscal 2012, we gained share in a number of key product categories including bacon, dinner sausage, hot dogs, and marinated pork and increased distribution in bacon, BBQ, deli meats, dry sausage, ham steaks, marinated pork, and portable lunches. In addition, we achieved sales and volume growth in our Armour, Eckrich, Farmland, Gwaltney, John Morrell and Smithfield brands. I am very encouraged by this progress in packaged meats.”
“As a result of our heightened marketing, we are making stronger connections with consumers to activate our brands. For example, we initiated a multiyear partnership with Richard Petty Motorsports NASCAR team as a sponsor of 15 races in 2012. Earlier this year, we also completed a state-of-the-art research and development facility in Smithfield, Virginia, that will produce innovations that drive growth,” Mr. Pope commented.
“In our fresh pork and hog production businesses, fundamentals remained relatively supportive for most of fiscal 2012. For the year, fresh pork earnings were historically strong and profited from a continued robust export environment. Notwithstanding higher raising costs, we delivered margins in our targeted range for our hog production business. In addition, profitability in our international segment increased in the back half of the year,” he said.

Fourth Quarter Results
Pork
Fresh Pork
Fresh pork margins declined significantly from last year's exceptional levels and were below the normalized range at 1%, or $2 per head. An 11% drop in the USDA pork cutout accounted for the majority of the decline, as live hog prices were basically unchanged. The company processed 4% more hogs, while industry slaughter levels were 2% higher. Exports remained strong and resulted in a 13% increase in company shipments.
Packaged Meats
Packaged meats operating margins grew considerably and were above the normalized range at 7%, or $.16 per pound, as the business benefited from a more coordinated and focused sales strategy, increased investment in marketing talent and consumer advertising, and lower raw material costs. Sales tonnage increased marginally. The company gained share in several strategic product categories including bacon and hot dogs. In addition, the company expanded distribution in BBQ, deli meats, dry sausage, ham steaks, and portable lunches and achieved sales and volume growth in its Armour, Farmland, and John Morrell brands.
Hog Production
Hog Production operating margins, excluding insurance reimbursements of $16.8 million, were below the normalized range at 3%, or $6 per head. Results were favorably impacted by sales price premiums and risk management activities, which protected margins. Year over year, live hog market prices decreased 1%, while raising costs rose to $65 per hundredweight versus $57 per hundredweight. Volumes declined 2%.
International
The International segment reported an operating margin of 6% led by improved performance in the company's hog production operations.
Full Year Results
Pork
Fresh Pork
Operating margins were above the normalized range at 4%, or $8 per head, resulting from consistent supplies and solid demand, particularly in the export markets. Results declined from the prior year, as a 15% increase in live hog prices more than offset a 6% increase in the USDA pork cutout. The company processed 1% more hogs.
Packaged Meats
Packaged meats margins grew $.02 per pound and were at the high end of the normalized range at 7%, or $.15 per pound, as the company continued to improve its product mix and employ strong pricing discipline to offset higher raw material costs. Although overall tonnage remained flat, volume of the company's core brands increased 2%.
Hog Production
Hog Production margins, excluding net litigation charges of $22.2 million, were in the normalized range at 6%, or $12 per head, but declined slightly from the prior year as an 18% increase in raising costs more than offset a 15% improvement in live hog market prices. Results were bolstered by sales price premiums and risk management activities. Live hog market prices increased to $65 per hundredweight compared to $57 per hundredweight, while raising costs rose to $64 per hundredweight versus $54 per hundredweight. Volumes declined 4%.
International
International segment operating profit, after excluding a $38.7 million Campofrío charge in the third quarter, was in the normalized range at $81.5 million due to strong hog production profitability.

Share Repurchase Program
After nearly exhausting its previous share repurchase authorization totaling $250 million, Smithfield Foods today announced that its board of directors has approved a new share repurchase program allowing the company to buy up to an additional $250 million of its common stock over the next 24 months. The company intends to fund share repurchases from cash on hand. The new authorization is in addition to the previous share repurchase program. Share repurchases may be made on the open market, or in privately negotiated transactions. The number of shares repurchased, and the timing of any buybacks, will depend on corporate cash balances, business and economic conditions, and other factors, including investment opportunities. The program may be discontinued at any time.
Outlook
“Looking ahead, I am confident that we have significant opportunities for growth as we continue to invest in our brands and improve operating efficiencies,” Mr. Pope said.
“In particular, I believe that our packaged meats business affords us the biggest growth opportunities as we more fully evolve into a consumer packaged meats company. We are gaining momentum in this business and remain committed to increasing our consumer marketing spending and building a consumer relevant product innovation pipeline to fuel this growth. In fiscal 2013, our stakeholders will see a significant amount of new product innovation. As such, we are increasing our normalized range in packaged meats by $.02 per pound to $.12 to $.17 per pound from $.10 to $.15 per pound,” he stated.
"We expect fundamentals to remain supportive in both fresh pork and hog production with lower overall protein supplies and ongoing solid export demand. We believe that our export business will continue to support our fresh pork profitability, as we develop this important trade channel to capitalize on growing global demand for pork. Although higher pork supplies and softer than expected domestic retail demand are currently adversely impacting fresh pork margins, we expect profitability to improve as we move through the summer months and into the fall when margins are traditionally very good. In the hog production segment, improving grain fundamentals should push raising costs into the low $60s per hundredweight by midway through fiscal 2013 and the high $50s per hundredweight later in the year. In addition, the profitability of our international business should remain strong," he commented.
Mr. Pope continued, “Our strong and consistent cash flow generation is enabling us to return capital to our investors through continued share repurchases, while pursuing our business strategy and investing in the growth of our packaged meats business. The authorization of our new $250 million share repurchase program also reflects our continued confidence in the fundamental strength of our business.”
“Bottom line, we are optimistic about what the future holds and believe that we are well positioned to drive sustainable growth in packaged meats and to continue to deliver solid earnings in fiscal 2013 and beyond,” he concluded.
Conference Call
The company will host a live conference call and audio webcast at 9:00 AM ET Thursday, June 14, 2012. Participants can access the call by dialing (800) 230-1085. The call will be webcast at http://investors.smithfieldfoods.com/events.cfm and will be archived at this location. A telephone replay will be available at (800) 475-6701 and will be archived for two weeks. The replay access code is 248004.
About Smithfield Foods
Smithfield Foods is a $13 billion global food company and the world's largest pork processor and hog producer. In the United States, the company is also the leader in numerous packaged meats categories with popular brands including Farmland®, Smithfield®, Eckrich®, Armour® and John Morrell®. Smithfield Foods is committed to providing good food in a responsible way and maintains robust animal care, community involvement, employee safety, environmental, and food safety and quality programs. For more information, visit www.smithfieldfoods.com and www.smithfieldcommitments.com.

This news release contains "forward-looking" statements within the meaning of the federal securities laws. The forward-looking statements include statements concerning our outlook for the future, as well as other statements of beliefs, future plans and strategies or anticipated events, and similar expressions concerning matters that are not historical facts. Our forward-looking information and statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, the statements. These risks and uncertainties include the availability and prices of live hogs, raw materials, fuel and supplies, food safety, livestock disease, live hog production costs, product pricing, the competitive environment and related market conditions, risks associated with our indebtedness, including cost increases due to rising interest rates or changes in debt ratings or outlook, hedging risk, operating efficiencies, changes in foreign currency exchange rates, access to capital, the cost of compliance with and changes to regulations and laws, including changes in accounting standards, tax laws, environmental laws, agricultural laws and occupational, health and safety laws, adverse results from on-going litigation, actions of domestic and foreign governments, labor relations issues, credit exposure to large customers, the ability to make effective acquisitions and successfully integrate newly acquired businesses into existing operations, our ability to effectively restructure portions of our operations and achieve cost savings from such restructurings and other risks and uncertainties described in our Annual Report on Form 10-K for fiscal 2011 and our Quarterly Report on Form 10-Q for the fiscal quarter ended October 30, 2011. Readers are cautioned not to place undue reliance on forward-looking statements because actual results may differ materially from those expressed in, or implied by, the statements. Any forward-looking statements that we make speak only as of the date of such statements, and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.
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(Tables follow)

SMITHFIELD FOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

	Three Months Ended		Twelve Months Ended
	April 29, 2012	May 1, 2011	April 29, 2012	May 1, 2011
	(unaudited)		(unaudited)
Sales	$3,209.2	$3,116.4	$13,094.3	$12,202.7
Cost of sales	2,866.3	2,659.9	11,544.9	10,488.6
Gross profit	342.9	456.5	1,549.4	1,714.1
Selling, general and administrative expenses	190.1	195.7	816.9	789.8
Gain on insurance recovery	—	—	—	(120.6)
(Income) loss from equity method investments	(1.4)	(5.8)	9.9	(50.1)
Operating profit	154.2	266.6	722.6	1,095.0
Interest expense	42.1	51.0	176.7	245.4
Loss on debt extinguishment	—	71.1	12.2	92.5
Income before income taxes	112.1	144.5	533.7	757.1
Income tax expense	32.6	46.1	172.4	236.1
Net income	$79.5	$98.4	$361.3	$521.0

Net income per share:
Basic	$.50	$.59	$2.23	$3.14
Diluted	$.49	$.59	$2.21	$3.12

Weighted average shares outstanding:
Basic	160.1	166.1	162.3	166.0
Effect of dilutive stock options	1.1	1.4	1.2	1.2
Diluted	161.2	167.5	163.5	167.2

SMITHFIELD FOODS, INC. AND SUBSIDIARIES
SCHEDULE OF (INCOME) LOSS FROM EQUITY METHOD INVESTMENTS
(In millions)

		Three Months Ended		Twelve Months Ended
Equity Investment	Segment	April 29, 2012	May 1, 2011	April 29, 2012	May 1, 2011
		(unaudited)		(unaudited)
Mexican joint ventures	International	$(2.1)	$(6.0)	$(13.4)	$(29.6)
Campofrío Food Group (CFG) (1)	International	1.0	1.0	25.0	(17.0)
All other equity method investments	Various	(0.3)	(0.8)	(1.7)	(3.5)
(Income) loss from equity method investments		$(1.4)	$(5.8)	$9.9	$(50.1)

(1)
Equity loss for the twelve months ended April 29, 2012 includes our share of CFG's charges totaling $38.7 million related to a plan to consolidate and streamline its manufacturing operations. CFG prepares its financial statements in accordance with International Financial Reporting Standards. Our share of CFG’s results reflects U.S. GAAP adjustments. There may be differences between what we report for CFG and what CFG reports.

SMITHFIELD FOODS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES

	Twelve Months Ended
	Operating Profit		EPS
(in millions, except EPS)	April 29, 2012	May 1, 2011	April 29, 2012	May 1, 2011
Reported GAAP measure	$722.6	$1,095.0	$2.21	$3.12
Add back of significant items:
Missouri litigation	22.2	—	.08	—
Net insurance gains	—	(139.7)	—	(.51)
HP cost savings/other disposal costs	13.1	21.6	.05	.08
Early extinguishment of debt	—	—	.05	.34
Campofrío charges	45.1	—	.20	—
Adjusted non-GAAP measure	$803.0	$976.9	$2.59	$3.03
Contact:
Keira Lombardo
Smithfield Foods, Inc.
(757) 365-3050
keiralombardo@smithfieldfoods.com